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                                                                     EXHIBIT 5.1
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                               December 23, 1997



Alpha-Beta Technology, Inc.
Three Biotech Park
One Innovation Drive
Worcester, MA  01605

Ladies and Gentlemen:

     This opinion is delivered in our capacity as counsel to Alpha-Beta Technology, Inc., a Massachusetts corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, of a registration statement on Form S-3 (the "Registration Statement") relating to 237,364 shares of common stock, par value $.01 per share, of the Company (the "Shares") issued to the former Stockholders of MycoTox, Inc., a Colorado corporation ("MycoTox"), in connection with (i) the merger of MycoTox with an into smithfieldAB Corp., a Massachusetts corporation ("SmithfieldAB") and wholly-owned subsidiary of the Company, pursuant to the Merger Agreement, dated as of May 30, 1997 (the "Merger Agreement"), among the Company, SmithfieldAB, MycoTox and Claude P. Selitrennikoff ("Mr. Selitrennikoff") and (ii) the occurrence of the first Additional Payment Event (as defined in the Merger Agreement). The Company is filing this Registration Statement with the Commission pursuant to the Registration Rights Agreement, dated as of June 9, 1997, as amended on December 23, 1997, (the "Registration Rights Agreement"), by and among the Company and Mr. Selitrennikoff.

     As counsel for the Company, we have examined the Merger Agreement, the Registration Rights Agreement, the Company's Amended and Restated Articles of Organization and By-laws, each as presently in effect, and such records, certificates and other documents of the Company as we have deemed necessary or appropriate for the purposes of this opinion. In addition, we have relied upon representations from the Company as to certain factual matters relevant to this opinion. We have also assumed that the Company has received the agreed upon consideration in connection with the issuance of the Shares pursuant to the Merger Agreement.

     Based on the foregoing, we are of the opinion that the Shares are duly authorized, legally issued, fully paid and non-assessable shares of the Company.
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Alpha-Beta Technology, Inc.
December 23, 1997
Page 2

     We hereby consent to being named as counsel to the Company in the Registration Statement, to the references therein to our firm under the caption "Legal Matters," and to the inclusion of this opinion as an exhibit to the Registration Statement.

                                    Very truly yours,

                                    /s/ Goodwin, Procter & Hoar LLP

                                    GOODWIN, PROCTER & HOAR  LLP